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                                                                   Exhibit 21.01

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                         AMERIQUEST TECHNOLOGIES, INC.
                             A DELAWARE CORPORATION
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              AMERIQUEST/KENFIL INC.             AAG, INC.
              A DELAWARE CORPORATION       A CALIFORNIA CORPORATION
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